UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2018

Adamas Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01  Other Events.

On January 6, 2018, Adamas Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Leerink Partners LLC, and Evercore Group L.L.C., as representatives of the several underwriters named therein (the “Underwriters”) relating to the offering, issuance and sale (the “Offering”) of 3,000,000 shares of the Company’s common stock, par value $0.001 per share. The price to the public in the Offering is $41.50 per share. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase shares of common stock from the Company at a price of $39.01 per share, which will result in approximately $116.5 million of net proceeds to the Company after deducting the underwriting discount and estimated offering expenses. The Offering is expected to close on or about January 26, 2018, subject to customary closing conditions. The shares of common stock will be listed on The Nasdaq Global Market. The Underwriters have a 30-day option to purchase up to an additional 450,000 shares of common stock. All of the shares in the Offering are being sold by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-214409) filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2016. The Company has filed a final prospectus supplement, dated January 23, 2018, relating to the issuance and sale of the shares with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

The statements in this report related to the completion, timing and size of the Offering are “forward-looking” statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to market conditions and the satisfaction of customary closing conditions related to the Offering. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated January 23, 2018, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Leerink Partners LLC, and Evercore Group L.L.C., as representatives of the Underwriters named therein

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 24, 2018

Adamas Pharmaceuticals, Inc.

By:	/s/ Jennifer Rhodes
Jennifer Rhodes
Chief Business Officer and General Counsel